Exhibit 99.2

First Amendment

to

Employment Agreement

This First Amendment to Employment Agreement (“First Amendment”) is entered into as of December 4, 2007 by and between The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”) and                                (the “Employee”).

WHEREAS, the Company and the Employee have previously entered into an Employment Agreement as of January 23, 2006 (the “Employment Agreement”);

WHEREAS, the Company and Employee each desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Employee agree as follows:

1.                                       Section 4  of the Employment Agreement is deleted in its entirety and the following provision substituted in its place:

“4.                                 Participation in Bonus, Retirement and Employee Benefit Plans. While employed by the Company during the Term of this Agreement, the Executive shall be entitled to participate equitably with other Executive Officers in any plan of the Company relating to pension, profit sharing, life insurance, medical coverage, education, automobile allowance or leasing, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its Executive Officers, to the extent eligible thereunder by virtue of the Executive’s position, tenure and salary. The Compensation Committee shall determine the amount and timing of awards, if any, under the Company’s equity compensation and bonus plans. In the event any bonus, retirement or employee benefit provides for receipt of taxable compensation in a year subsequent to the year in which such taxable compensation is no longer subject to a substantial risk of forfeiture, that benefit shall not be provided to the Executive unless that benefit is either exempt from or compliant with Code Section 409A.”

2.                                       Section 9 of the Employment Agreement is amended by adding the following definitions:

“(n)                           Involuntary Separation means an involuntary separation as that term is defined in Regulation Section 1.409A-1(b)(9)(iii).

(o)                                  Regulations means the official Treasury Department interpretation of the Internal Revenue Code.

(p)                                  Separation from Service means a separation from service as that term is used in Code Section 409A(a)(2)(i) and the Regulations thereunder.

(q)                                  Specified Employee means a specified employee as that term is used in Code Section 409A(a)(2)(B)(i) and the Regulations thereunder.

(r)                                  Voluntary Separation with Good Reason means a voluntary separation as that term is defined in Regulation Section 1.409A-1(h)(2).”

3.                                       Section 11. (b) of the Employment Agreement is deleted in its entirety and the following provision substituted in its place:

“11. (b)                                                         If Subsection 11(a) above applies, then the Company shall provide the following additional benefits to Executive: (i) for a 12 month period after the Date of Termination (the “Continuation Period”), the Company shall, at its expense, continue on behalf of the Executive and the Executive’s dependents and beneficiaries, medical, dental and hospitalization benefits (or such comparable alternative benefits determined by the Company, in its discretion) that (I) were provided to Executive at any time during the 90-day period prior to the Date of Termination, or (II) if termination is within 18 months of a Change of Control, were provided to Executive prior to such Change of Control (provided the level of such benefits shall in no event be lower than the Executive’s level of benefits on the Date of Termination). The Company’s obligation hereunder with respect to benefits under Section 11(b) shall be limited to the extent that the Executive obtains any such benefits pursuant to the Executive’s subsequent employer’s benefit plans, if any, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive under Section 11(b) so long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. Section 11(b) shall not be interpreted so as to limit any benefits to which the Executive, the Executive’s dependents or beneficiaries may be entitled under any of the Company’s other employee benefit plans, programs or practices following a termination of employment, including without limitation, except as provided in this Section, retiree medical and life insurance benefits. Retiree medical and life insurance benefits shall be limited by and be designed to either (I) be exempt from Code Section 409A by reason of qualification under Regulation Section 1.409A-1(a)(9)(v)(B) or/and (D) (which shall be aggregated with all other benefits which would qualify thereunder) or (II) be compliant with the requirements of Regulation Section 1.409A-3(i).”

4.                                       Section 11. (e) of the Employment Agreement is deleted in its entirety and the following provision substituted in its place:

“11. (e)

(i)                                     In the event that the Executive’s employment is terminated by reason of the Executive’s death or if the Executive is not a Specified Employee, the Company shall make all cash payments to which the Executive is entitled pursuant to Section 11(a)(I) within thirty (30) days following the Executive’s Separation from Service, provided that the Company may delay payment in the case of the Executive’s death until the Executive’s executor or personal representative has been appointed and qualified pursuant to the laws in effect in the Executive’s jurisdiction of residence at the time of the Executive’s death. If the Executive, as of the date of Separation from Service, is a Specified Employee under Section 409A, then the Company shall, unless as otherwise provided in this paragraph, pay to the Executive all amounts due and owing under section 11(a)(I), five (5) business days following the date that is six (6) months after the date of Executive’s Separation from Service, provided that the Executive’s employment is not terminated for Cause. If the Executive is a Specified Employee and it is determined that Section 11(a)(I) provides payment only in the event of Involuntary Separation or Voluntary Separation with Good Reason, then the Company shall pay to the Executive within thirty (30) days of the date of Executive’s Separation from Service such amounts of the separation pay not to exceed the maximum limit permitted under Regulation Section 1.409-1(b)(9)(iii)A(2). Any amounts which remain unpaid after paying all amounts permitted by the dollar limitation under Regulation Section 1.409-1(b)(9)(iii)A(2), shall be paid five (5) days following the date that is six (6) months after the Employee’s Separation from Service. Notwithstanding the foregoing, the Company shall pay such cash payments over a one year period, on a bi-weekly basis commencing when such payments shall first become payable.

(ii)                                  The timing and payment of any performance achievement bonus to which the Executive is entitled pursuant to Section 11(a)(IV) shall be determined as set forth in the Company’s Annual Performance Incentive Plan.”

5.                                       Section 11(h)(ii) of the Employment Agreement is deleted in its entirety and the following provision substituted in its place:

“11(h).

(ii)                                  An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company’s expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the four largest accounting firms in the United States (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and the Executive within five (5) days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the rights to dispute the Determination (the “Dispute”). The Gross-Up Payment, if any, as determined pursuant to this Section 14(h) shall be paid by the Company to the Executive within five (5) days following the date that is six (6) months after the Employee’s Separation From Service, unless the Separation From Service is by reason of death of the Executive, or the Executive is not a Specified Employee, then such payments shall be made within thirty (30) days from the Employee’s Separation From Service. The existence of the Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall pay to the Executive any additional amount required by such resolution within five (5) days following the date that is six (6) months after the Employee’s Separation From Service, unless the Separation From Service is by reason of death of the Executive, or the Executive is not a Specified Employee, then such payments shall be made within thirty (30) days from the Employee’s Separation From Service. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive.”

6.                                       Section 24 of the Employment Agreement is deleted in its entirety and the following provisions substituted in its place:

“24.                          Deferred Compensation. The parties agree that all provisions of this Agreement are intended to meet, and to operate in accordance with, in all material respects, the requirements of paragraphs (2), (3), and (4) of Section 409A(a) of the Code, and any guidance from the Department of Treasury or Internal Revenue Service thereunder, including any and all specifically referenced Regulation Sections contained in the Agreement. Where ambiguity or uncertainty exists, this Agreement shall be interpreted in a manner which would qualify any compensation payable hereunder to satisfy the requirements for exception to or exclusion from 409A and the taxes imposed thereunder.

In the event either party reasonably determines that any item payable by the Company to the Executive pursuant to this Agreement that is not subject to a substantial risk of forfeiture would not meet, or is reasonably likely not to meet, the requirements of paragraphs (2), (3) and (4) of Section 409A, or to qualify as exempt from Section 409A, such party shall notify the other in writing. Any such notice shall specify in reasonable detail the basis and reasons for such party’s determination. The parties agree to negotiate in good faith the terms and conditions of an amendment to this Agreement to avoid the inclusion of such item in a tax year before the Executive’s actual receipt of such item of income. Provided, however, nothing in this Section 24 shall be construed or interpreted to require the Company to increase any amounts payable to the Executive pursuant to this Agreement or to consent to any amendment that would materially and adversely change the Company’s financial accounting or tax treatment of the payments to the Executive under this Agreement. Any item payable under this Agreement that the Company reasonably determines is subject to Section 409A(a)(2)(B)(i) of the Code, shall not be paid or commence payment before the later of (a) six months after the date of the Executive’s Separation from Service and (b) the payment date or commencement date specified in this Agreement for such item.”

7.                                       Capitalized terms used without other definition in this First Amendment shall have the meanings given to them in the Employment Agreement.

8.                                       Except as modified by this First Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

9.                                       The validity, interpretation, construction and performance of this First Amendment shall be governed by the laws of the State of California without regard to its conflicts of law principles.

“COMPANY”	“EMPLOYEE”

The Cheesecake Factory Incorporated
A Delaware corporation

By:
Printed Name:
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